SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2005
Agere Systems Inc.

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606

(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania	18109

(Address of principal executive offices)	(Zip Code)
(610) 712-1000
(Registrant’s Telephone Number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2005, our Board of Directors amended our Non-Employee Director Stock Plan to provide that non-employee Directors will receive a stock option for 10,000 shares upon their initial election to the Board and each year that they serve as a non-employee Director. Previously, non-employee Directors received an option for 5,000 shares upon their initial election to the Board and 3,000 shares (5,500 in the case of the Chairman of the Board) each year that they serve as a non-employee Director. The Board also amended the plan to remove obsolete provisions and to make minor wording changes.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 1, 2005, our Board of Directors elected Mr. Kari-Pekka Wilska as a Director of the company. Since October 2005, Mr. Wilska has been a partner at Austin Ventures, a venture capital firm. Prior to joining Austin Ventures, Mr. Wilska was President of Vertu Ltd., a subsidiary of Nokia Corporation and a provider of luxury mobile phones. From 1993 to 2004, Mr. Wilska held a variety of leadership positions in Nokia’s U.S. mobile phone operations.
Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agere Systems Inc. Non-Employee Director Stock Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.
Date: December 7, 2005	By:	/s/ Peter Kelly
		Name:	Peter Kelly
		Title:	Executive Vice President and Chief Financial Officer